Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	October 25, 2013
BUTLER NATIONAL OBTAINS FAA APPROVAL OF LEAR JET 20 SERIES AIRPLANE STAGE 3 NOISE SUPPRESSOR

OLATHE, KANSAS, October 25, 2013, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups and the parent of Avcon Industries, Inc., announces Supplemental Type Certificate (STC) for a stage 3 noise suppression modification device for Learjet 20 series airplanes.
The FAA Modernization and Reform Act of 2012 contains provisions that ban operation of a number of aircraft models due to noise on December 31, 2015.  The Learjet 20 series airplanes are included aircraft.  The engine-mounted Avcon Stage 3 Noise Suppressor incorporated with other unique features will allow Learjet 20 series airplanes to comply with the government-mandated Stage 3 noise restrictions that go into effect in December 2015.

"We appreciate the effort of all the people who worked to help us achieve a cost-effective alternative for Learjet 20 Series airplane owners," commented Clark Stewart, President and CEO of Butler National Corporation.

Our Business:
 Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
 The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K for the year ended April 30, 2012, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Jim Drewitz, Public Relations jim@jdcreativeoptions.com www.jdcreativeoptions.com Butler National Corporation Investor Relations	Ph (830) 669-2466 Ph (913) 780-9595